Exhibit 99.1

EQT Midstream Partners Reports Third Quarter 2012 Results

PITTSBURGH--(BUSINESS WIRE)--October 25, 2012--EQT Midstream Partners, LP (NYSE: EQM), a Delaware limited partnership and an EQT Corporation company, today announced third quarter 2012 financial and operating results. Net income for the quarter totaled $12.0 million, or $0.34 per limited partner unit, and adjusted EBITDA was $17.2 million, or $0.49 per unit. Distributable cash flow was $11.6 million, or $0.33 per unit, for the quarter. Adjusted operating income was higher by about $2 million, or 17%, when compared to the same quarter last year, adjusting for a $2.5 million credit to purchased gas costs in 2011. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section of this press release.

Highlights for the third quarter 2012:

  Reported adjusted EBITDA and distributable cash flow are ahead of plan;
  Announced the first quarterly distribution of $0.35 per unit; and
  Increasing guidance for adjusted EBITDA and distributable cash flow over the twelve month period ending June 30, 2013.

EQT Midstream Partners, LP (Partnership) closed its initial public offering (IPO) on July 2, 2012. Results for periods prior to the IPO are attributable to its predecessor, Equitrans, LP (Equitrans).

The Partnership has a capital lease with EQT Corporation for the lease of the Sunrise Pipeline (Sunrise), and operates the pipeline as part of its transmission and storage system. Revenues and expenses associated with Sunrise are included in the Partnership’s financial statements; however, the monthly lease payment to EQT Corporation offsets the impact on the Partnership’s distributable cash flow; therefore, third quarter 2012 results are discussed on an adjusted basis, excluding Sunrise.

Adjusted operating revenues, which exclude revenues associated with Sunrise, were $2.0 million or 7% higher than operating revenues for the same quarter last year. The increase in adjusted operating revenues was due to an increase in contracted transmission capacity and increased system throughput related to growth in Marcellus Shale development. Adjusted operating expenses, which exclude expenses associated with Sunrise, were unchanged versus operating expenses for the third quarter of 2011, also adjusting for a $2.5 million credit to purchased gas costs in 2011.

Results for the third quarter 2012 are ahead of the plan inherent in the forecast provided in the Partnership’s prospectus dated June 26, 2012 and filed with the Securities and Exchange Commission on June 27, 2012 (Prospectus). Operating revenues are seasonal and, based on utility customer contracts, are currently expected to be about $2 million per quarter higher in the first and fourth quarters of each year.

Quarterly Distribution

The Partnership announced its first quarterly cash distribution of $0.35 per unit for the third quarter of 2012. The distribution will be paid on November 14, 2012 to all unitholders of record at the close of business on November 5, 2012.

Guidance

The Partnership is increasing its forecast for adjusted EBITDA and distributable cash flow for the twelve month period ending June 30, 2013. The Partnership now expects adjusted EBITDA of approximately $73 - $76 million and distributable cash flow of approximately $55 - $58 million. This is an increase from projected adjusted EBITDA of $72.9 million and distributable cash flow of $54.5 million that was forecasted in the Partnership’s Prospectus.

Sunrise Pipeline

On June 18, 2012, Equitrans transferred ownership of Sunrise, an approximately 40 mile Federal Energy Regulatory Commission (FERC) regulated transmission pipeline, to EQT Corporation. At the time of the transfer, the Partnership entered into a capital lease with EQT Corporation for the lease of the pipeline. Under the lease, the Partnership operates the pipeline as part of its transmission and storage system under the rates, terms and conditions of its FERC-approved tariff. Sunrise was placed into service during the third quarter of 2012. Revenues and expenses associated with Sunrise are included in the Partnership’s financial statements. The lease payment, which totaled $4.3 million in the third quarter, is not expected to have a net positive or negative impact on distributable cash flow. The revenues and expenses associated with Sunrise are set forth in the Reconciliation table in the Non-GAAP Disclosures section of this press release.

Blacksville Compressor Station

In September 2012, the Blacksville compression expansion project was completed and turned in line. This project increased overall transmission throughput capacity by 200 BBtu per day at a total cost of approximately $30 million. Contracts associated with this incremental capacity total 100 BBtu per day, all of which are with third parties.

CAPITAL EXPENDITURES

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, the Partnership’s operating capacity or operating income. Ongoing maintenance capital expenditures are all maintenance capital expenditures, other than funded regulatory compliance capital expenditures and reimbursable maintenance capital expenditures. Third quarter 2012 included $5.3 million of ongoing maintenance capital expenditures. The Partnership continues to forecast ongoing maintenance capital expenditures of $17.2 million for the twelve month period ending June 30, 2013. Maintenance-related capital expenditures are expected to vary quarter-to-quarter, primarily based on more activity when weather is favorable.

Funded Regulatory Compliance

Funded regulatory compliance capital expenditures relate to discrete expenditures necessary to comply with certain regulatory and other legal requirements. The Partnership has identified two specific regulatory compliance initiatives, system segmentation and isolation; and valve pit remediation, which will require the Partnership to expend approximately $32 million over the next two years. In order to fund these two initiatives, the Partnership retained $32 million from the IPO. Funded regulatory compliance capital expenditures do not impact the calculation of distributable cash flow. Third quarter 2012 included $3.0 million of funded regulatory compliance capital expenditures.

Reimbursable Maintenance

Reimbursable maintenance capital expenditures relate to the bare steel replacement program and plugging and abandonment expenditures. For ten years following the IPO, EQT Corporation has agreed to reimburse the Partnership for bare steel replacement capital expenditures in the event that ongoing maintenance capital expenditures exceed $17.2 million in any year. EQT Corporation will reimburse the Partnership for the lesser of (i) the amount of bare steel replacement capital expenditures during such year; and (ii) the amount by which such ongoing capital expenditures exceed $17.2 million. Additionally, EQT Corporation has agreed, for ten years following the IPO, to reimburse the Partnership for plugging and abandonment expenditures associated with certain identified wells. Combined, the two initiatives are referred to as reimbursable maintenance capital expenditures in the Reconciliation table in the Non-GAAP Disclosures section of this press release. Third quarter 2012 included $1.9 million of reimbursable maintenance capital expenditures.

NON-GAAP DISCLOSURES

Adjusted EBITDA and Distributable Cash Flow

As used in this press release, adjusted EBITDA means net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, and non-cash long-term compensation expense less other income and the Sunrise lease payment. As used in this press release, distributable cash flow means adjusted EBITDA less net cash paid for interest expense, maintenance capital expenditures, and income taxes. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders, and rating agencies, use to assess:

 the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

 the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

 the Partnership’s ability to incur and service debt and fund capital expenditures; and

 the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in the industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and the statements of consolidated cash flows, to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2012.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow

Q3 2012
(in thousands $)
Operating revenues:
Transmission and storage	$30,606
Gathering	3,846
Total operating revenues	34,452
Operating expenses:
Operating and maintenance	8,109
Selling, general and administrative	5,211
Depreciation and amortization	6,835
Total operating expenses	20,155
Operating income	14,297
Other income	615
Interest expense	(2,901)
Net income	$12,011
Add:
Depreciation and amortization	6,835
Interest expense	2,901
Non-cash long-term compensation expense	403
Less:
Other income	(615)
Sunrise lease payment	(4,332)
Adjusted EBITDA	$17,203
Less:
Cash interest, net	(221)
Ongoing maintenance capital expenditures	(5,337)
Reimbursable maintenance capital expenditures	(1,862)
Add:
Reimbursement of reimbursable maintenance capital expenditures	1,862
Distributable cash flow	$11,645

Distributions declared (a)	$12,386

Coverage ratio	0.94

(a) Reflects quarterly cash distribution of $0.35 per unit for the third quarter of 2012

Q3 2012
(in thousands $)

Net cash provided by operating activities	$5,301
Add:
Interest expense, net	2,901
Sunrise pipeline lease payment	(4,332)
Other, including changes in working capital	13,333
Adjusted EBITDA	$17,203

Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Net Income

Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted net income, all of which exclude the impact associated with Sunrise, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate the Partnership’s performance. Sunrise is not expected to have a net positive or negative impact on the Partnership’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted net income should not be considered in isolation or as a substitute for operating revenues, operating expenses, operating income or net income. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted net income with operating revenues, operating expenses, operating income and net income as derived from the statements of consolidated operations to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2012.

	Three Months Ending September 30,
	2012			2011
(in thousands $)	Reported Results	Adjustment to exclude Sunrise	Adjusted Results (excludes Sunrise)	Reported Results
REVENUES:
Operating revenues – affiliate	$26,653	$(4,418)	$22,235	$21,446
Operating revenues – third party	7,799	(634)	7,165	5,974
Total operating revenues	$34,452	$(5,052)	$29,400	$27,420

OPERATING EXPENSES:
Operating and maintenance	$8,109	$(327)	$7,782	$5,424
Selling, general and administrative	5,211	(393)	4,818	5,154
Depreciation and amortization	6,835	(3,504)	3,331	2,835
Total operating expenses	$20,155	$(4,224)	$15,931	$13,413
Operating income	14,297	(828)	13,469	14,007
Other income, net	615	—	615	1,151
Interest expense, net	(2,901)	2,801	(100)	(1,759)
Income before income taxes	12,011	1,973	13,984	13,399
Income tax expense	—	—	—	(5,018)
Net income	$12,011	$1,973	$13,984	$8,381

Q3 2012 Webcast Information

EQT Midstream Partners will host a live webcast with security analysts today, beginning at 11:30 a.m. Eastern Time. The topics of the webcast will be financial results, operating results and other matters with respect to the third quarter of 2012. The webcast will be broadcast live via http://www.eqtmidstreampartners.com. A replay will be available for seven days following the call.

In addition, investor presentations and discussion materials are available via EQT Midstream Partners’ website. These materials are updated periodically.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire and develop midstream assets in the Appalachian basin. The Partnership provides midstream services to EQT Corporation and third-party companies through two primary assets: the Equitrans Transmission and Storage System and the Equitrans Gathering System. The Partnership has a 700 mile FERC-regulated, interstate pipeline system and more than 2,100 miles of FERC-regulated, low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

Cautionary Statements

The Partnership is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this press release contain certain forward-looking statements. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s transmission and storage and gathering revenue and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); natural gas production growth in the Partnership’s operating areas; asset acquisitions, including the Partnership’s ability to complete any asset purchases from EQT Corporation; internal rate of return (IRR); capital commitments, projected capital and operating expenditures, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including sources and availability; distribution rate and growth; projected adjusted EBITDA and projected distributable cash flow, including the effect of the Sunrise lease on distributable cash flow; future projected Sunrise lease payments; the effects of government regulation; and tax position. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership has based these forward-looking statements on current expectations and assumptions about future events. While the Partnership considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control. The risks and uncertainties that may affect the operations, performance and results of the Partnership’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-Q for the quarter ended June 30, 2012, as updated by any subsequent filed 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this press release regarding EQT Corporation and its subsidiaries, other than the Partnership, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP
Statements of Operations (unaudited)

	Three Months Ended September 30,
(in thousands, except per unit amounts)	2012	2011
REVENUES:
Operating revenues – affiliate	$26,653	$21,446
Operating revenues – third party	7,799	5,974
Total operating revenues	34,452	27,420

OPERATING EXPENSES:
Operating and maintenance	8,109	5,424
Selling, general and administrative	5,211	5,154
Depreciation and amortization	6,835	2,835
Total operating expenses	20,155	13,413
Operating income	14,297	14,007
Other income, net	615	1,151
Interest expense, net	(2,901)	(1,759)
Income before income taxes	12,011	13,399
Income tax expense	—	(5,018)
Net income	$12,011	$8,381

Net income per limited partner unit - basic	$0.34	N/A
Net income per limited partner unit - diluted	$0.34	N/A

Weighted average limited partner units outstanding – basic	34,679	N/A
Weighted average limited partner units outstanding – diluted	34,684	N/A

Operating Results

	Three Months Ended September 30,
	2012	2011
OPERATING DATA (in BBtu per day):
Transmission pipeline throughout	649	414

CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures, excluding Sunrise project	$11,733	$4,191
Sunrise project capital expenditures	—	28,841
Maintenance capital expenditures:
Ongoing maintenance	5,337	5,494
Funded regulatory compliance	3,036	56
Reimbursable maintenance	1,862	2,626
Total maintenance capital expenditures	10,235	8,176
Total capital expenditures	$21,968	$41,208

CONTACT:
EQT Midstream Partners
Analyst inquiries please contact:
Nate Tetlow, Investor Relations Manager, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane, Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox, Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com